Exhibit 10.2

CAPITAL MANAGEMENT MAINTENANCE AGREEMENT

BETWEEN

PARTNERRE LTD.

(Pembroke, Bermuda)

AND

PARTNERRE U.S. CORPORATION

(Wilmington, Delaware)

AND

PARTNER REINSURANCE COMPANY OF THE U.S.

(New York, New York)

This Capital Management Maintenance Agreement (“Agreement”), effective February 20, 2004, is entered into by and between PARTNERRE LTD. (“PRE”), a holding company domiciled in Pembroke, Bermuda, with its principal place of business located at Chesney House, 96 Pitts Bay Road, Pembroke HM 089 Bermuda, PARTNERRE U.S. CORPORATION (the “Holding Company”) and its subsidiary PARTNER REINSURANCE COMPANY OF THE U.S. (“the “Subsidiary”),a reinsurance company domiciled in the State of New York, U.S.A., with principal offices located at One Greenwich Plaza, Greenwich, Connecticut 06830.

WITNESSETH:

WHEREAS, PRE is the ultimate owner of 100% of the outstanding common stock of Subsidiary;

WHEREAS, the Holding Company is the penultimate owner of 100% of the outstanding common stock of Subsidiary;

WHEREAS, Subsidiary has issued and intends to issue reinsurance contracts (“Contracts”) to third parties;

WHEREAS, Subsidiary depends, in part, on favorable consideration from reinsurance buyers, who place great emphasis on the financial solidity of reinsurers;

WHEREAS, PRE wishes to provide certain assurances with respect to the maintenance of the net worth of Subsidiary;

WHEREAS, PRE and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary as hereinafter set forth in order to enable Subsidiary to issue such Contracts; and

WHEREAS, PRE, Holding Company, and Subsidiary are companies regulated in the public interest by governmental agencies in their respective domiciles;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. NETWORTH. PRE agrees that it shall financially support Subsidiary as provided herein during the term of this Agreement, and each year thereafter in which this Agreement is in effect, to enable Subsidiary to maintain surplus as regards policyholders equal to the greater of: (i) $500 million of surplus as regards policyholders as reported in its Annual Statement for the current calendar year in which this Agreement is in effect; or (ii) an amount equal to 205% of the Authorized Control Level for Risk Based Capital, as calculated for the current calendar year in which this Agreement is in effect, and as prescribed by the National Association of Insurance Commissioners (hereinafter referred to as the “Capital Margin”).

2. ANNUAL CALCULATION. Prior to December 31st of each calendar year in which this Agreement is in effect, the Subsidiary shall calculate the estimated Capital Margin to be maintained in accordance with the rules and procedures contained herein (hereinafter referred to as the “Annual Calculation”).

In the event that the Annual Calculation is less than the required Capital Margin and after proper notification to the Superintendent of Insurance of the State of New York, PRE or one of its designated subsidiaries within the PartnerRe Group shall make a contribution (“Contribution”) to the Holding Company’s capital to the extent necessary to increase the Subsidiary’s surplus as regards policyholders to the Capital Margin as provided in Article 1 herein. PRE or such designated subsidiary will make such Contribution within ninety (90) days after the determination that the Annual Calculation is less than the required Capital Margin and proper notice has been provided to PRE.

3. CONSIDERATION. In consideration for any Contribution made by PRE or one of its designated subsidiaries (hereinafter to referred as the “Contributing Party”) under Article 2 herein, the Holding Company shall issue to such Contributing Party, at the time such Contribution is made, shares of its common stock which shall be equal in value to such Contribution made, subject to the appropriate approval from the Holding Company’s Board of Directors and Shareholders’ as applicable.

The shares of common stock issued by the Holding Company in consideration for any Contribution made, shall be valued at the fair market value of the Holding Company at the time such Contribution is made.

4. AGGREGATE LIMIT. The sum of all Contributions made by PRE or any of its designated subsidiaries under this Agreement shall not exceed a total of $500 million during the entire period in which this Agreement is in effect.

5. WAIVERS. PRE hereby waives any failure or delay on the part of either the Holding Company or the Subsidiary in asserting or enforcing any of its rights or in making any claims or demands hereunder.

6. TERMINATION; AMENDMENT. Notwithstanding any provision to the contrary pursuant to this Agreement, this Agreement shall continue in full force and effect until the earlier of: (i) mutual agreement is reached between the parties to terminate the Agreement; (ii) PRE or any of its designated subsidiaries contributes to the Holding Company the full Aggregate Limit as provided in Article 4 herein; or (iii) PRE terminates this Agreement immediately upon written notice to the Holding Company and the Subsidiary in the event of the sale or transfer of a majority of either the Holding Company’s or Subsidiary’s stock to an entity not affiliated with PRE.

This Agreement may be amended at any time by written amendment or agreement signed by all of the parties hereto.

In the event PRE decides to either amend or terminate this Agreement as provided herein, PRE shall provide written notice to the Holding Company’s and the Subsidiary’s General Counsel within ten (10) days, at the address set forth below:

7. NOTICES. Any notice, instruction, request, consent, demand, or other communication required or contemplated by this Agreement shall be communicated in writing, and addressed as follows:

If to PRE:	PartnerRe Ltd.
Wellesley House South, 5th Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

If to Holding	Partner Reinsurance Company of the U.S.
Company/	One Greenwich Plaza
Subsidiary:	Greenwich, CT 06830

8. ARBITRATION. All unresolved differences of opinion between PRE and the Holding Company and Subsidiary relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by PRE, one arbitrator chosen by the Holding Company and Subsidiary, and an umpire chosen by the first two arbitrators.

The party(ies) demanding arbitration shall communicate its (their) demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party(ies) shall then be bound to name its (their) arbitrator within 30 days after receipt of the demand.

Failure or refusal of the other party(ies) to so name its (their) arbitrator shall empower the demanding party(ies) to name the second arbitrator. If the first two arbitrators are unable to agree upon an umpire within thirty days after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators and the umpire shall be impartial and shall be active or retired officers of property or casualty insurance or reinsurance companies.

The arbitrators and the umpire shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

The decision of the majority of the arbitrators and the umpire shall be in writing and shall be final and binding upon the parties.

Each party(ies) shall bear the cost of its (their) own arbitrator and shall jointly and equally bear with the other party(ies) the expense of the umpire and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

The arbitration shall be held at the times and places agreed mutually upon by the arbitrators.

9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York of the United States of America.

PartnerRe Ltd.

Attest:

Name:	By:
Title:	Name:
Title:

(Seal)

PartnerRe U.S. Corp.

Attest:

Name:	By:
Title:	Name:
Title:

(Seal)

Partner Reinsurance Company of the U.S.

Attest:

Name:	By:
Title:	Name:
Title:

(Seal)